UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 11, 2016

Venaxis, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                          Termination of a Material Definitive Agreement.
As previously reported, on January 26, 2016 Venaxis, Inc. (the “Company”) entered into a Master Agreement (the “Master Agreement”) with Strand Life Sciences Private Limited (“Strand”) and Strand Genomics, Inc. (“SGI”), and entered into related Share Sale Agreements and Investment Agreements with the holders of more than 90% of the Strand shares, and entered into an Asset Purchase Agreement with SGI (the “APA”).  The entry into these material definitive agreements was reported on a Current Event on Form 8-K filed by the Company with the Securities and Exchange Commission on January 27, 2016.
On March 11, 2016, the Company, Strand and SGI entered into a Mutual Termination Agreement to terminate in full the Master Agreement.  The termination of the Master Agreement automatically causes a termination of the APA and each of the Share Sale Agreements and Investment Agreements, as well as the termination of other “Transaction Agreements” as defined in the Master Agreement.
The Company, Strand and SGI determined that the transactions contemplated by the Master Agreement and other Transaction Agreements were not able to be completed timely, despite the parties’ respective best efforts, and the continued uncertainty was negatively impacting the efforts of the parties to advance their respective business plans.
Pursuant to the Mutual Termination Agreement, each of the parties was relieved of any obligations or responsibilities under the Master Agreement or other Transaction Agreements.  Each of the parties is responsible for its respective costs.
The Mutual Termination Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the foregoing description of the Mutual Termination Agreement is qualified by its entirety with reference to the entire agreement.
The press release issued by the Company on March 14, 2016 is attached to this Form 8-K as Exhibit 99.1 and incorporated by reference herein.
Venaxis has begun to evaluate alternatives available to it in light of the termination of the Master Agreement and other Transaction Agreements, and expects to provide an update to its investors when practicable.
Item 8.01                          Other Events.
As previously communicated, in March 2015, the Company received a notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC that the closing bid price of the Company’s Common Stock did not meet applicable minimum bid price requirement of $1.00 per share.  On March 9, 2016, the Company received a letter from NASDAQ notifying the Company that the Company failed to comply with the NASDAQ Listing Rule 5810(b) and that unless an appeal is filed, the Company’s Common Stock was scheduled for delisting from the NASDAQ Capital Market at the opening of business on March 18, 2016, as a result of noncompliance with such Listing Rule and the Minimum Bid Price Rule during the prior 180-day period.  The Company filed an appeal with NASDAQ on March 12, 2016.

In order to regain compliance with the Minimum Bid Price requirement, the Company believes it will be necessary to effectuate a reverse stock split of the Company’s Common Stock.  On February 29, 2016, the Company mailed to its stockholders a proxy statement in connection with a Special Meeting of Shareholders seeking shareholder approval of authority granted to the Board of Directors, in its discretion, to effect a reverse stock split of its Common Stock within a designated range of reverse stock split ratios.  The Special Meeting will be held on March 24, 2016, at 3:00 p.m. local time at the offices of Ballard Spahr LLP, 1225 17th Street, Denver Colorado.  The Company believes that approval of the reverse stock split can assist the Company in regaining compliance with Minimum Bid Price requirement prior to a delisting.
Item 9.01                          Financial Statements and Exhibits.
Exhibit No.                          Description

10.1 *	Mutual Termination Agreement, dated March 11, 2016, by and among Strand Life Sciences Private Limited, Strand Genomics, Inc. and Venaxis, Inc.
10.2	Master Agreement, dated January 26, 2016, by and among Strand Life Sciences Private Limited, Strand Genomics, Inc. and Venaxis, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on January 27, 2016 (the “Prior Form 8-K”)).
10.3	Asset Purchase Agreement, dated January 26, 2016, by and between Strand Genomics, Inc., as seller, and Venaxis Sub, Inc., as buyer (incorporated by reference to Exhibit 10.2 to the Prior Form 8-K).
10.4	Form of Share Sale Agreement between Venaxis, Inc. and a Strand Life Sciences Private Limited Shareholder (incorporated by reference to Exhibit 10.3 to the Prior Form 8-K).
10.5	Form of Investment Agreement between Venaxis, Inc. and a Strand Life Sciences Private Limited Shareholder (incorporated by reference to Exhibit 10.4 to the Prior Form 8-K).
10.6	Form of Investment Agreement between Venaxis, Inc. and Biomark Capital Fund IV, L.P. (incorporated by reference to Exhibit 10.5 to the Prior Form 8-K).
99.1 *	Press release of Venaxis, issued March 14, 2016.

*            Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc. (Registrant)
March 14, 2016	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer